UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Rubicon Technology, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

RUBICON TECHNOLOGY, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 22, 2022

As a stockholder of Rubicon Technology, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 900 East Green Street, Bensenville, Illinois 60106, at 9:00 a.m. local time on December 22, 2022, for the following purposes:

1.	To elect Darren Seirer as director to serve for a three-year term;

2.	To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay); and

4.	To transact such other business as may properly come before the Annual Meeting or any continuation or adjournment thereof.

Our Board of Directors has fixed the close of business on November 2, 2022, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof.

We hope that you can attend the Annual Meeting. Whether you attend the Annual Meeting or not, your vote is important, and we encourage you to vote your shares promptly. We are pleased to offer multiple options for voting your shares. You may vote your shares by proxy via the Internet or by telephone, mail or written ballot at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

TIMOTHY E. BROG
ACTING SECRETARY

Bensenville, Illinois
November 23, 2022

This Notice of Annual Meeting and Proxy Statement are being distributed or made available, as the case may be, on or about November 23, 2022.

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to Be Held on December 22, 2022.

This Proxy Statement and the 2021 Annual Report are available with your 16-digit control number at:

www.proxyvote.com

i

RUBICON TECHNOLOGY, INC.

900 EAST GREEN STREET

BENSENVILLE, ILLINOIS 60106

Corporate Internet Site: www.rubicontechnology.com

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 22, 2022

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS, ANNUAL MEETING AND VOTING

1. Why am I receiving these materials?

We are providing this meeting notice, proxy statement and proxy card (the “Proxy Materials”) in connection with the solicitation by the Board of Directors of Rubicon Technology, Inc., a Delaware corporation (“Rubicon,” the “Company,” “we,” “us,” or “our”), of proxies to be voted at our 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The proxies also may be voted at any continuations, adjournments or postponements of the Annual Meeting. This proxy statement contains information you may use when deciding how to vote in connection with the Annual Meeting. We are first sending the Proxy Materials to stockholders on or about November 23, 2022.

2. When and where is the Annual Meeting, and who may attend?

The Annual Meeting will be held on December 22, 2022, at 9:00 a.m. local time, at 900 East Green Street, Bensenville, Illinois 60106. Stockholders who are entitled to vote and our invited guests may attend the Annual Meeting.

3. What do I need to attend the Annual Meeting?

Stockholders of Record. If you are a “stockholder of record” and plan to attend the Annual Meeting, please bring photo identification.

Beneficial Owners. If you are a “beneficial owner” and you plan to attend the Annual Meeting, you must present proof of your ownership of shares of our common stock as of November 2, 2022, such as a bank or brokerage account statement or a letter from the bank, broker or other nominee indicating that you are the beneficial owner of the shares, as well as photo identification. If you wish to vote at the Annual Meeting, you must also obtain a signed proxy from your bank, broker, trustee or other nominee who holds the shares on your behalf in order to cast your vote.

The answer to Question 11 set forth below describes the difference between stockholders of record and beneficial owners.

4. What proposals are being presented for stockholder vote at the Annual Meeting?

There are three proposals from Rubicon to be considered and voted on at the Annual Meeting:

1.	Proposal 1: To elect Darren Seirer as director to serve for a three-year term

2.	Proposal 2: To ratify the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022

3.	Proposal 3: To approve, on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay)

5. How does the Board of Directors recommend that I vote?

Our Board recommends that you vote your shares:

●	FOR the election of the Board’s nominee, Darren Seirer, as director for a three-year term;

●	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

●	FOR the resolution approving the compensation of our named executive officers (Say-on-Pay).

6. Are there any other matters to be acted upon at the Annual Meeting?

We do not expect any matters to be presented for action at the Annual Meeting other than the matters described in this proxy statement. If any matters not set forth in the meeting notice included in the Proxy Materials are properly brought before the Annual Meeting, the persons named in the enclosed proxy card will have the discretion to vote on those matters for you.

7. Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the Annual Meeting if you owned shares of our common stock as of the close of business on the record date, November 2, 2022. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting and there is no cumulative voting. As of the record date, we had 2,462,889 shares of common stock outstanding. Both Delaware law and our Second Amended and Restated Bylaws (our “bylaws”) require our Board to establish a record date in order to determine who is entitled to receive notice of the Annual Meeting, and to vote at the Annual Meeting and any continuations, adjournments or postponements thereof.

8. How many stockholders must be present to hold the Annual Meeting?

Under Delaware law and our bylaws, holders of a majority of our outstanding shares of common stock as of the close of business on the record date, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. The inspector of election will determine whether a quorum is present at the Annual Meeting. As of the record date, we had 2,462,889 shares of common stock outstanding. Accordingly, the presence of the holders of common stock representing at least 1,231,445 shares will be required to establish a quorum. Your shares are counted as present if you attend the Annual Meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes, if any, will be counted for purposes of establishing a quorum.

9. What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly complete, sign, date and return a WHITE proxy card or voting instruction form, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you sign and return a WHITE proxy card, but make no specifications on such proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock will not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote. Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your bank, broker, trustee or other nominee is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, your bank, broker, trustee or other nominee is not permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. A “broker non-vote” occurs when a bank, broker, trustee or other nominee holding shares for a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the stockholder for whom it is holding shares.

10. How many votes are needed to approve the proposals? What is the effect of abstentions and broker non-votes on the outcome of the proposals?

Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes

1: Election of one director	For or withhold	Affirmative vote of a plurality of the shares of common stock present in person or by proxy and entitled to vote	No effect	No effect

2: Ratification of the selection of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

3: Approval, on a non-binding advisory basis, of executive compensation (Say-on-Pay)	For, against or abstain	Affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote	Treated as votes against	No effect

Our directors are elected by a plurality of the shares of our common stock present in person or by proxy and entitled to vote. At the Annual Meeting, one director seat is up for election. That means the director candidate receiving the highest number of “FOR” votes will be elected. Under our bylaws, all other matters require the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote, except as otherwise provided by statute, our Certificate of Incorporation or our bylaws. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be considered to have been voted on the director election.

11. What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered in your name on the books and records of our transfer agent, you are a “stockholder of record.” Rubicon sent the proxy materials directly to you.

If your shares are held for you in the name of your bank, broker, trustee or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” The proxy materials have been forwarded to you by your bank, broker, trustee or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares by using the voting instruction form provided by your nominee. The answers above to Questions 10 and 11 describes brokers’ discretionary voting authority and when your bank, broker, trustee or other nominee is permitted to vote your shares without instructions from you. The answer to Question 3 describes how beneficial owners may attend the Annual Meeting.

12. What can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you can revoke your proxy before it is counted by (1) sending written notice of revocation that is dated later than the date of your proxy to Timothy Brog, our Acting Secretary, at our principal executive offices, which are located at 900 East Green Street, Bensenville, Illinois 60106, (2) timely delivering a valid, later-dated proxy that we receive no later than the conclusion of voting at the Annual Meeting, or (3) if you are present at the Annual Meeting, either voting in person or notifying the Secretary in writing at the Annual Meeting of your wish to revoke your proxy. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy.

If you are a beneficial owner of shares of our common stock, you may submit new voting instructions by contacting your bank, broker, trustee or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy.

13. What if I do not specify a choice for a matter when returning a proxy?

Proxies that are signed and returned but do not contain voting instructions will be voted (1) “FOR” the election of Darren Seirer as director; (2) “FOR” the ratification of Marcum LLP as our independent registered accounting firm for the fiscal year ending December 31, 2022; and (3) “FOR” on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay).

If necessary, and unless the shares represented by the proxy are voted in a manner contrary to the manner described in the preceding paragraph, the persons named in the proxy may also vote in favor of a proposal to recess the Annual Meeting and to reconvene it on a subsequent date or dates, without further notice, in order to solicit and obtain sufficient votes to approve or disapprove any matters being considered at the Annual Meeting.

14. Will my shares be voted if I do not provide my proxy or instruction form?

If you are a Stockholder of Record and do not provide a proxy, you must attend the Annual Meeting in order to vote. If you are a Beneficial Owner and hold shares through an account with a bank or broker, your shares may be voted on certain matters if you do not provide voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on routine matters. The election of directors and the advisory vote on executive compensation are not considered routine matters. When a proposal is not routine and the brokerage firm has not received voting instructions from the beneficial owner, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote. We urge you to give voting instructions to your broker on “Proposal 1—Election of Directors” and “Proposal 3— Advisory Vote on Executive Compensation.”

15. What does it mean if I receive more than one proxy card?

If you received multiple proxy cards, it means that you hold your shares in different ways (e.g., trust, custodial accounts, and joint tenancy) or in multiple accounts. You should complete, sign, date and return your proxy card(s), as described in each proxy card you received.

16. Who will pay for the cost of this proxy solicitation and how will the Company solicit votes?

We pay all expenses incurred in connection with this solicitation of proxies to vote at the Annual Meeting. In addition to solicitation by mail, some of our directors, officers and employees may solicit proxies in person or by telephone at no additional compensation. We will also request banks, brokers, trustees and other nominees holding shares of our common stock beneficially owned by others to forward these proxy materials to the beneficial owners and upon request we will reimburse such nominees for the customary costs of forwarding the proxy materials.

PROPOSAL 1: ELECTION OF DIRECTOR

Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Our Board of Directors currently consists of four directors, who are divided into three classes with staggered three-year terms. The current term of our Class III director, Darren Seirer, will expire at this Annual Meeting. Following the recommendation of the Nominating and Governance Committee, the Board of Directors recommends the election of Mr. Seirer as director for a three-year term.

The individuals named as proxies on the enclosed proxy card intend to vote your shares of common stock for the election of Mr. Seirer, the nominee proposed by the Board, unless otherwise directed. Mr. Seirer has consented to serving as a nominee and being named as a nominee in this proxy statement, and to serving as a director if elected at the Annual Meeting. However, if, contrary to our present expectations, Mr. Seirer is unable to serve or for good cause will not serve, your proxy will be voted for a substitute nominee designated by our Board of Directors, unless otherwise directed.

All of our directors bring to our Board of Directors a wealth of executive leadership experience derived from their service as corporate executives as well as service as directors on other boards. When evaluating director candidates, the Nominating and Governance Committee takes into account all factors it considers appropriate, which include (i) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, and financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), and (ii) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry and independence of thought. The Nominating and Governance Committee also considers geographical, cultural, experiential and other forms of diversity when evaluating director candidates. In addition, the Nominating and Governance Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors. Information about Mr. Seirer and the rest of our current directors, including their business experience for the past five years, appears below.

Nominee for Election

Class III Director Nominee

Darren Seirer, 48, was appointed as a Class III director whose current term will expire at the Company’s 2022 annual meeting of stockholders. Mr. Seirer is a private investor and has served as an advisor to Janel Corporation (Janel”) from 2021 to the present. Mr. Seirer was previously a principal and portfolio manager at Select Equity Group, L.P. from 1993 to 2019. Mr. Seirer holds a BA in Economics from Columbia University. Mr. Seirer’s qualifications to serve on the Board of the Company include his extensive experience in finance and acquisitions.

Vote Required to Elect Director

Under our bylaws, our directors are elected by a plurality of the shares present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of Our Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” THE ELECTION OF OUR DIRECTOR NOMINEE, MR. SEIRER.

Directors whose Term Do Not Expire This Year

Class I Director

John Eidinger, 42, was appointed as a Class I director whose current term will expire at the Company’s 2023 annual meeting of stockholders. Mr. Eidinger has served in business development at Janel Corporation since 2019. Mr. Eidinger was previously an associate portfolio manager for Select Equity Group. L.P. from 2011 to 2017. From 2007 to 2011, Mr. Eidinger served as an analyst and principal at Blum Capital Partners. From 2002 to 2007, Mr. Eidinger served as an analyst and associate at Merrill Lynch. Mr. Eidinger holds BS degrees in Finance and Economics from New York University. Mr. Eidinger’s qualifications to serve on the Board of the Company include his extensive experience in finance and acquisitions.

Class II Directors

Timothy Brog, 58, is a continuing Class II director whose current term expires at our 2024 Annual Meeting. Mr. Brog joined us in May 2016 as a member of our Board of Directors and was appointed as our President and Chief Executive Officer effective March 17, 2017. Mr. Brog served on our Audit Committee from July 1, 2016 until March 17, 2017 and on the Compensation Committee from December 14, 2016 to March 17, 2017. From March 2015 until March 17, 2017, Mr. Brog served as the president of Locksmith Capital Management LLC, an investment advisory firm. Previously, he served as Chairman of the Board of Directors of Peerless Systems Corporation from June 2008 to February 2015, Chief Executive Officer from August 2010 to March 2015 and a director beginning in July 2007. Mr. Brog served as a Managing Director and Portfolio Manager to Locksmith Value Opportunity Fund LP from September 2007 to August 2010. He also served as Managing Director of E2 Investment Partners LLC, a special purpose vehicle to invest in Peerless, from March 2007 to July 2008. Prior to his experience at Locksmith Capital and E2 Investment Partners, Mr. Brog was President of Pembridge Capital Management LLC and the Portfolio Manager of Pembridge Value Opportunity Fund LP, a small cap value hedge fund, from June 2004 to September 2007. He also worked as the Managing Director of The Edward Andrews Group Inc., a boutique investment bank, from 1996 to 2007. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisitions associate of the law firm Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Brog has previously served as a director of Eco-Bat Technologies Limited from October 2007 to July 2019, Chairman of the Board and Chairman of the Audit Committee of Deer Valley Corporation from October 2014 to April 2015, and as a member of the board of directors of the Topps Company Inc., from July 2006 to October 2007. Mr. Brog received a JD from Fordham University School of Law in 1989 and a BA from Tufts University in 1986. Mr. Brog’s qualifications to serve on our Board of Directors include his operational, legal, investment banking, executive management and financial analysis experience.

Michael Mikolajczyk, 71, is a continuing Class II director whose current term expires at our 2024 Annual Meeting. Mr. Mikolajczyk has served as a member of our Board of Directors from June 2001 until May 2002 and rejoined our Board of Directors in March 2004. Mr. Mikolajczyk was elected as the chairman of our Board of Directors in December 2017. Mr. Mikolajczyk also serves as a member of our Audit, Compensation, and Nominating and Governance Committees. Since September 2003, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private equity firm. From 2001 through 2003, Mr. Mikolajczyk worked as an independent consultant providing business and financial advisory services to early stage and mid-cap companies. Mr. Mikolajczyk also served as vice chairman of Diamond Management & Technology Consultants, Inc., a management and technology consulting firm, from 2000 to 2001, president from 1998 to 2000 and chief financial officer from 1994 to 1998. Mr. Mikolajczyk served as chief financial officer of Technology Solutions Company, a business solutions provider, from 1993 to 1994. In addition, Mr. Mikolajczyk served as a director of Diamond Management & Technology Consultants, Inc. from 1994 to 2010 and served as director of Kanbay International, Inc. from 2004 to 2007. Mr. Mikolajczyk is a CPA in the State of Michigan and holds an MBA from Harvard Business School and a BS in business from Wayne State University. Mr. Mikolajczyk’s qualifications to serve on our Board of Directors include his experience as an operating executive and his years of experience providing business and financial advisory services. Mr. Mikolajczyk is a financial expert with extensive experience in corporate governance.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Marcum LLP (“Marcum”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022, and is submitting this matter to the stockholders for ratification at the Annual Meeting. Marcum has served as the Company’s independent registered public accounting firm since 2017. One or more representatives of Marcum will be present at the Annual Meeting, either in person or telephonically, to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum as our independent registered public accounting firm. However, the Board is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. In the event the proposal to ratify the selection of Marcum is defeated, the adverse vote will be considered as a direction to the Board to select another independent registered public accounting firm for the next fiscal year ending December 31, 2023. However, because of the expense and difficulty in changing independent registered public accounting firms after the beginning of a year, the Board intends to allow the appointment of Marcum for the fiscal year ending December 31, 2022 to stand unless the Board finds other reasons for making a change.

Audit Fees

The aggregate fees billed by Marcum for audit services of the Company’s annual financial statements and review services of the Company’s quarterly financial statements for the fiscal year 2021 were $200,000. The aggregate fees billed by Marcum for audit services of the Company’s annual financial statements and assistance with and review of SEC filings for the fiscal year 2020 were $154,000.

Audit-Related Fees

There were no audit-related fees billed by Marcum in the fiscal years 2021 and 2020.

Tax Fees

There were no tax fees billed by Marcum in the fiscal years 2021 and 2020.

All Other Fees

There were no other fees billed by Marcum in the fiscal years 2021 and 2020 for any other services.

Pre-Approval Policy and Procedures

In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent registered public accounting firm subject to the de minimis exceptions for non-audit services described under the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. In the fiscal years 2021 and 2020, the Audit Committee pre-approved all audit and non-audit services provided to the Company by its independent registered public accounting firm.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MARCUM LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

The Company is providing its stockholders an advisory vote on executive compensation as required by Section 14A of the Exchange Act and Rule 14a-21 promulgated thereunder. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as disclosed pursuant to SEC rules in this proxy statement, including the compensation tables and the accompanying narrative disclosure. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or compensation of the Board of Directors.

The Company’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders’ long-term interests. The Compensation Committee believes the Company’s executive compensation programs have been effective at incentivizing the achievement of improved financial performance and returns to stockholders.

At our 2017 annual meeting of stockholders, the Company’s stockholders approved a one-year frequency for the stockholder advisory vote to approve executive compensation. While the stockholder vote on the frequency of future advisory votes on executive compensation is not binding, the Board will take it into consideration when determining the frequency of future advisory votes to approve executive compensation.

Stockholders are being asked to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to SEC rules in this proxy statement, including the compensation tables and accompanying narrative disclosure under “Executive Compensation,” is hereby APPROVED.

While this advisory vote on executive compensation is not binding on the Board of Directors, the Board of Directors will take into account the result of the vote when determining future executive compensation arrangements.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy and entitled to vote. For more information on the voting requirements, see “Questions and Answers about the Proxy Materials, Annual Meeting and Voting.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” THE RESOLUTION APPROVING EXECUTIVE COMPENSATION.

CORPORATE GOVERNANCE

Director Independence

On August 19, 2022, Mr. Gramm and Ms. Westphal resigned from, and Mr. Seirer and Mr. Eidinger were elected to, our Board of Directors.

Our Board of Directors determined that Mr. Mikolajcyk is an independent director and Mr. Brog is not an independent director. The Board began the analysis and review of the independence of Mr. Seirer and Mr. Eidinger to consider whether they have a material relationship with us that could compromise their ability to exercise independent judgment in carrying out their responsibilities. This review has not been completed as of the date of this proxy statement. Until this review is completed, our Board of Directors determined that Mr. Mikolajczyk is the sole independent director under the standards for director independence adopted by the Board of Directors and is an “independent director” as defined under the rules of the NASDAQ Stock Market. Until the review is completed, our Board of Directors has concluded that a majority of our Board of Directors is not independent, as required by the rules of the NASDAQ Stock Market. The standards for director independence adopted by the Board of Directors are available for review on our website www.rubicontechnology.com.

Board of Directors Leadership Structure

Our Board of Directors is led by an independent Chairman, Mr. Mikolajczyk. The Board has determined that having an independent Chairman is in the best interest of the Company’s stockholders at this time and adopted a formal policy to that effect on December 14, 2016. The Board believes that this leadership structure is appropriate because it strikes an effective balance between management and independent director participation in the Board process. The independent Chairman role allows our Chief Executive Officer to focus on his management responsibilities in leading the business, setting the strategic direction of the Company and optimizing the day-to-day performance and operations of the Company. At the same time, the independent Chairman can focus on Board leadership, providing guidance to the Chief Executive Officer and the Company’s overall business strategy. The Board believes that the separation of functions between the Chief Executive Officer and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the Chief Executive Officer and creates transparency into the relationship among executive management, the Board of Directors and the stockholders. The independent Chairman regularly presides at executive sessions of the non-employee directors, without the presence of management.

Board of Directors Oversight of Risk

Our executive management team is responsible for our day-to-day risk management activities. The Board of Directors oversees these risk management activities, delegating its authority in this regard to the standing committees of the Board of Directors. The Audit Committee is responsible for discussing with executive management policies with respect to financial risk and enterprise risk management. The Audit Committee also oversees the Company’s corporate compliance programs. The Compensation Committee considers risk in connection with its design of compensation programs for our executives. The Nominating and Governance Committee reviews the Company’s corporate governance principles and their implementation. Each committee regularly reports to the Board of Directors. In addition to each committee’s risk management oversight, the Board of Directors regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed.

The Board of Directors believes that each committee’s risk oversight function, together with the efforts of the full Board of Directors and the Chief Executive Officer in this regard, enables the Board of Directors to effectively oversee the Company’s risk management activities.

Committees of the Board of Directors and Meetings

Our Board of Directors has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Described below are the membership and principal responsibilities of each of the standing committees of the Board of Directors, as well as the number of meetings held during 2021. During 2021, these committees were composed entirely of non-employee directors who had been determined by our Board of Directors to be independent under the current requirements of the NASDAQ Stock Market and the rules and regulations of the SEC. Each committee operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. All committee charters are available for review on our website, www.rubicontechnology.com.

The Board of Directors held five meetings during 2021. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the committees on which he or she served during 2021. Our non-employee directors meet regularly without our Chief Executive Officer present.

Audit Committee

From January 1, 2021 to December 31, 2021, our Audit Committee was comprised of Michael E. Mikolajczyk, Susan M. Westphal and Jefferson Gramm. As of the date of this proxy statement, Mr. Mikolajczyk is the sole member of this committee.

Mr. Mikolajczyk is the chairman of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee, during the period served on the committee, met or meets the requirements for financial sophistication and independence for Audit Committee membership under the current requirements of the NASDAQ Stock Market and SEC rules and regulations. Our Board of Directors has also determined that Mr. Mikolajczyk is an “audit committee financial expert” as defined in the SEC rules. The Audit Committee’s responsibilities include, but are not limited to:

●	selecting and hiring our independent registered public accounting firm, and approving the audit and permitted non-audit services to be performed by our independent registered public accounting firm;

●	evaluating the qualifications, experience, performance and independence of our independent registered public accounting firm;

●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the adequacy, effectiveness and integrity of our internal control policies and procedures;

●	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

●	preparing the Audit Committee report required by the SEC in our annual proxy statement; and

●	overseeing management with respect to enterprise and financial risk management.

Our Audit Committee held five meetings during 2021.

Compensation Committee

From January 1, 2021 to December 31, 2021, our Compensation Committee was comprised of Jefferson Gramm, Michael E. Mikolajczyk and Susan M. Westphal. As of the date of this proxy statement, Mr. Mikolajczyk is the sole member of this committee.

Mr. Gramm is the chairman of our Compensation Committee. The Compensation Committee’s responsibilities include, but are not limited to:

●	reviewing and approving our Chief Executive Officer’s and other executive officers’ annual base salaries and annual bonuses;

●	evaluating and recommending to the Board of Directors incentive compensation plans;

●	overseeing an evaluation of the performance of our executive officers;

●	administering, reviewing and making recommendations with respect to our equity compensation plans; and

●	reviewing and making recommendations to the Board of Directors with respect to director compensation.

The Compensation Committee may, in its sole discretion, retain or obtain the advice of one or more compensation consultants or other advisors to assist it with these duties.

Our Compensation Committee held two meetings during 2021.

Nominating and Governance Committee

From January 1, 2021 to December 31, 2021, our Nominating and Governance Committee was comprised of Susan M. Westphal, Jefferson Gramm and Michael E. Mikolajczyk. As of the date of this proxy statement, Mr. Mikolajczyk is the sole member of this committee.

Ms. Westphal is the chairman of our Nominating and Governance Committee. The Nominating and Governance Committee’s responsibilities include, but are not limited to:

●	developing and recommending to the Board of Directors criteria for Board of Directors and committee membership;

●	assisting our Board of Directors in identifying prospective director nominees and recommending to the Board of Directors nominees for each annual meeting of stockholders;

●	recommending members for each committee to our Board of Directors;

●	reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors; and

●	overseeing the evaluation of the Board of Directors.

Our Nominating and Governance Committee held two meetings during 2021.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors. If you would like a copy of our Code of Ethics, write to Investor Relations, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106, and a copy of the Code of Ethics will be provided to you, free of charge. Any waiver from or amendment to the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, will be timely disclosed by filing a Form 8-K.

Policies and Procedures Governing Director Nominations

The Nominating and Governance Committee considers candidates for nomination to the Board of Directors from a number of sources, including recommendations by current members of the Board of Directors and members of management. Current members of the Board of Directors are considered for re-election unless they have notified us that they do not wish to stand for re-election. The Nominating and Governance Committee will also consider director candidates recommended by our stockholders, although a formal policy has not been adopted with respect to consideration of such candidates because stockholders may nominate director candidates pursuant to our bylaws. Stockholders desiring to submit recommendations for director candidates must follow the following procedures:

●	The Nominating and Governance Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended candidate to be considered for nomination for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Acting Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the anniversary date of our most recent annual meeting of stockholders, unless the date of the annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, in which case notice must be delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such annual meeting. If the number of directors to be elected to the Board is increased and the Company does not make public announcement naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination notice will also be considered timely with respect to nominees for any newly created positions if such notice is delivered to the Acting Secretary not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

●	A stockholder making the recommendation must be a stockholder of record at the time of giving of notice, be entitled to vote at the meeting and comply with the notice procedures set forth in the bylaws. Furthermore, this recommendation must be in writing and must include the following initial information: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in proxy solicitations for election of directors in an election contest, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14a-11 promulgated under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such stockholder and beneficial owner, and the class and number of shares of the Company that are owned beneficially and of record by such stockholder and beneficial owner. The Nominating and Governance Committee may subsequently request additional information regarding the candidate.

●	Recommendations must be sent by U.S. Mail, courier or expedited delivery service to Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

In evaluating nominees for director, the Nominating and Governance Committee is guided by, among other things, the objective that the Board of Directors be composed of qualified, dedicated and highly regarded individuals who have experience relevant to our operations and who understand the complexities of our business environment. The Nominating and Governance Committee may also consider other factors such as whether the candidate is independent under the standards adopted by the Board of Directors and within the meaning of the listing standards of the NASDAQ Stock Market, and whether the candidate meets any additional requirements for service on the Audit Committee. The Nominating and Governance Committee does not intend to evaluate candidates recommended by stockholders any differently than other candidates.

Stockholder Communications with the Board of Directors

Interested parties, including stockholders, may communicate by mail with all or selected members of the Board of Directors. Correspondence should be addressed to the Board of Directors or any individual director(s) or group or committee of directors either by name or title (for example, “Chairman of the Nominating and Governance Committee” or “All Non-Management Directors”). All correspondence should be sent c/o Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106. The Acting Secretary will, in consultation with the appropriate members of the Board, as necessary, generally screen out communications from stockholders to identify communications that are (i) commercial, charitable or other solicitations for products, services and funds, (ii) matters of a personal nature not relevant for stockholders, or (iii) matters that are of a type that render them improper or irrelevant to the functioning of the Board and the Company.

Attendance at Annual Meeting

Directors are encouraged, but not required, to attend our annual stockholders’ meeting. All directors attended the 2021 Annual Meeting of Stockholders either in person or telephonically.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Rubicon’s financial reporting process.

Rubicon’s management is responsible for the preparation, consistency, integrity and fair presentation of the financial statements, accounting and financial reporting principles, and systems of internal control and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Rubicon’s independent registered public accounting firm, Marcum LLP, is responsible for performing an independent audit of the financial statements and issuing its report thereon.

The Audit Committee conducted its oversight activities in accordance with the duties and responsibilities outlined in the Audit Committee charter. These activities included, but were not limited to, the following during the fiscal year ended December 31, 2021:

●	Reviewed and discussed with management and the independent registered public accounting firm the audited financial statements, the quarterly financial statements, and press releases for the year ended December 31, 2021. Management has the primary responsibility for such financial statements and press releases.

●	Reviewed with management and the independent registered public accounting firm management’s annual report on internal controls over financial reporting.

●	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence.

In reliance on the committee’s review and discussions of the matters referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements and management’s annual report on internal controls over financial reporting be included in Rubicon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Michael E. Mikolajczyk, Chairman

Susan M. Westphal

Jefferson Gramm

The foregoing Audit Committee Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

In 2021, all non-employee directors received an annual fee of $20,000 cash, payable quarterly. At every Annual Meeting, beginning in 2018, non-employee directors receive $10,000 in restricted stock units (“RSUs”) which vest on the day immediately preceding the next following Annual Meeting of Stockholders. The Chairman of the Board and Chairman of the Audit Committee each receive an annual cash retainer of $5,000, payable quarterly.

We also have a policy of reimbursing directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at Board or committee meetings or conducting Company business.

The following table sets forth information regarding the aggregate compensation we paid to the non-employee members of our Board of Directors for 2021.

Name	Fees earned or paid in cash ($)	Stock awards(1) ($)	Total ($)
Michael E. Mikolajczyk	30,000	10,000	40,000
Susan M. Westphal	20,000	10,000	30,000
Jefferson Gramm	20,000	10,000	30,000

(1)	Amounts reflect the grant date fair value of the restricted stock units granted at the 2021 Annual Meeting (the “2021 RSUs”).

EXECUTIVE COMPENSATION

Current Executive Officers

Timothy E. Brog, age 58, was appointed as our President and Chief Executive Officer effective March 17, 2017. Mr. Brog has also been a member of our Board of Directors since May 2016. Mr. Brog is currently the Acting Chief Financial Officer and Secretary. His biographical information is provided above on page 6.

Summary Compensation Table

The table below sets forth, the compensation earned by Timothy E. Brog, and Kevin T. Lusardi and Mathew J. Rich, our former Chief Financial Officers, during fiscal 2021 and fiscal 2020, respectively. Mr. Lusardi was the Company’s Chief Financial Officer from March 2021 to April 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		All Other Compensation ($)	Total ($)
Timothy E. Brog	2021	350,000	—		341,055	(1)	—	691,055
President, Chief Executive Officer & Acting Chief Financial Officer	2020	350,000	30,000	(2)	146,880	(2)	—	526,880

Kevin T. Lusardi(3)	2021	19,048	—		—		—	19,048
Former Chief Financial Officer

(1)	Pursuant to Mr. Brog’s employment agreement, he was eligible for a bonus based upon certain objectives set forth by the Compensation Committee and agreed to by him and a discretionary bonus. For work performed in 2020 and paid in 2021, as part of his objective bonus, Mr. Brog was eligible to earn up to 42,067 shares of the Company’s common stock if certain goals were achieved. The Board of Directors determined that Mr. Brog’s 2020 objectives were only partially met and as a result Mr. Brog was granted 31,550 shares of common stock in 2021 for work performed in 2020.

(2)	Pursuant to Mr. Brog’s employment agreement, he was eligible for a bonus based upon certain objectives set forth by the Compensation Committee and agreed to by him and a discretionary bonus. For work performed in 2019 and paid in 2020, as part of his objective bonus, Mr. Brog was eligible to earn up to 40,500 shares of the Company’s common stock if certain goals were achieved. The Board of Directors determined that Mr. Brog’s 2019 objectives were only partially met and as a result Mr. Brog was granted 17,280 shares of common stock and $30,000 in cash in 2020 for work performed in 2019.

(3)	Prior to his appointment as CFO in March 2021, Mr. Lusardi served as a consultant to the Company from December 2020 to the date of such appointment and was paid $50,346 for his services during that period.

Discussion of Summary Compensation Table

Our executive compensation policies and practices for fiscal 2021 and 2020, pursuant to which the compensation set forth in the “Summary Compensation Table” table was paid or awarded, are described below.

Base salary

Pursuant to the terms of their employment agreements, the annual base salaries for 2021 for Mr. Brog and Mr. Lusardi were $350,000 and $170,000, respectively. We formally evaluate executive performance on an annual basis, and these evaluations are one of the factors considered in making adjustments to base salaries.

Incentive bonuses

The primary objectives of our incentive bonus plan are to provide an incentive for superior work, to motivate our executives toward even higher achievement and business results, to tie our executives’ goals and interests to ours and our stockholders’ and to enable us to attract and retain highly qualified individuals. These targets are typically set in the first three months of the year. The targets under our objective incentive bonus plan are mutually agreed upon by the independent directors and each of the executives.

Objective incentive compensation

In 2008, our Board of Directors adopted a policy generally to grant equity awards to executives once per year to the extent equity awards are to be granted during such year (except in the case of newly hired executives, as described below). With respect to newly hired executives, our practice is typically to make equity grants at the first meeting of the Board of Directors following such executive’s hire date. We do not have any program, plan or practice to time equity awards in coordination with the release of material non-public information.

Pursuant to Mr. Brog’s employment agreement, he was eligible for a bonus based upon certain objectives set forth by the Compensation Committee and agreed to by him.

2021 Goals

The Compensation Committee decided that Mr. Brog’s bonus for work performed in 2021 would be solely discretionary and that there would be no objective goals or bonus. Mr. Brog did not receive an objective nor a discretionary bonus for work performed in 2021.

2020 Goals

In 2020, Mr. Brog was eligible to earn up to 42,067 shares (the “2020 Objective Bonus Shares”) of the Company’s common stock if certain goals were achieved. He was also eligible for a bonus solely at the discretion of the Board.

Similar to Mr. Brog’s 2019 goals, his 2020 goals included targets that the Board believed was critical to the long-term success of the Company. Specifically, growth of the per-share value of the Company’s cash and assets, and progress towards a value-added acquisition. There was no set formula to weight the importance of each target -- the Board considered Mr. Brog’s performance in relation to both targets to determine the amount of his bonus.

Target #1: Progress towards an acquisition

The Board wished to incentivize Mr. Brog to further develop the Company’s acquisition pipeline, with the ultimate goal of finding suitable acquisition targets and eventually closing a transaction. To achieve Target #1, the Board wanted to see material progress from Mr. Brog in improving deal-flow and allocating more time to the search for acquisitions.

Target #2: 2020 Cash Per Share

Similar to 2019, the Board also wished to incentivize Mr. Brog in his efforts to preserve capital, generate cash from the core business, and create additional value through share repurchases. Because the Company has begun to deploy capital into share repurchases, the Board believes it should focus on the growth in value per share.

As of December 31, 2019, Rubicon’s net short-term investments, cash and cash equivalents and restricted cash were as follows:

Cash and cash equivalents:	$8,709,000
Restricted Cash:	$171,000
Short-term investments:	$15,458,000
Total Cash:	$24,338,000

Rubicon had 2,702,171 shares outstanding on December 31, 2019

The term “Total Cash” was defined as cash and cash equivalents, restricted cash and short-term investments. The total current liabilities as of December 31, 2019 were $1,556,000 (“TCL”). The difference between the Total Cash ($24,338,000) and the TCL ($1,556,000) as of December 31, 2019 was $22,782,000.

“Liquid Value per Share” was defined as Total Cash minus TCL, divided by shares outstanding. At December 31, 2019, Liquid Value per Share was $8.43.

If the Liquid Value per Share as of December 31, 2020 was equal to or greater than $9.54, Mr. Brog would have achieved Target #2. Liquid Value per Share would be adjusted for any unusual items that occur in 2020.

Severance and change in control arrangements

Payments upon termination are described below under “Termination of Employment or Change in Control”.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table sets forth the outstanding equity awards for our named executive officers as of December 31, 2021.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercis-able	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(2)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Timothy Brog	—	—	—		25,000 (1)	224,250

(1)	The award of 25,000 RSUs vests in the amounts set forth below on the first date the 15-trading day average closing price of the Company’s common stock equals or exceeds the corresponding target price for the common stock before December 28, 2025: 12,500 - $12.00 and 12,500 - $13.00, provided that Mr. Brog remains employed with us through the applicable vesting dates. This award did not vest in 2021.

(2)	The market value of unvested stock awards is calculated by multiplying the number of unvested RSUs by $8.97, the closing price of the Company’s common stock on The NASDAQ Stock Market on December 31, 2021.

TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

Mr. Brog’s Severance Terms. Pursuant to the terms of his employment agreement, if Mr. Brog’s employment is terminated by us without “cause” or if he resigns for “good reason,” he will receive any unused vacation pay, any bonus earned prior to the termination date that remained unpaid, and continuation of his medical and welfare benefits for a period of twelve months thereafter.

For purposes of Mr. Brog’s agreement (i) ”cause” generally is defined as willful misconduct materially and adversely affecting us; theft, fraud, embezzlement or similar behavior; indictment or conviction of a felony; or willfully failing to substantially perform the material duties of his position, other than failure resulting from incapacity due to physical or mental illness, following a demand for performance delivered by the Board of Directors and a specified cure period of not less than 10 days; and (ii) ”good reason” generally is defined as a material reduction in base salary or benefits; substantial diminution in Mr. Brog’s duties, responsibilities or title, if uncured by us within 30 days of receipt of notice from Mr. Brog; or Mr. Brog is required by the Board to work in the Company’s office located in any place other than in the New York metropolitan area for more than 12 days in any one month in order to maintain employment with the Company.

Restrictive Covenants.   Each executive’s employment agreement contained or contains customary non-competition and non-solicitation covenants. These restrictions survive for a period of 12 months after the executive’s resignation or termination, and in the event of a breach of his or her employment agreement, the period is automatically extended by the period of the breach.

Limitation on Liability and Indemnity

Our Certificate of Incorporation contains provisions that limit or eliminate the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as a director, except liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions as provided in Section 174 of the Delaware General Corporation Law; or

●	any transaction from which the director derived an improper personal benefit.

Our bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered into agreements and intend to continue to enter into agreements to indemnify our executive officers and directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding for which indemnification is available. We believe these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ insurance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise noted, the following table sets forth, as of October 31, 2022, the beneficial ownership of our common stock by:

●	each person that was a beneficial owner of 5% of more of our outstanding shares of common stock;

●	each of our named executive officers;

●	each of our directors, including the director nominees; and

●	all of our named executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as described below, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to RSUs, options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 15, 2022 are deemed outstanding for such person, but are not deemed outstanding for computing the percentage ownership of any other person. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Percentage of beneficial ownership is based on 2,462,889 shares of common stock outstanding as of October 31, 2022. Unless otherwise indicated in the footnotes below, the address for each beneficial owner is c/o Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

	Shares beneficially owned
Name of beneficial owner	Number	Percent
5% stockholders:
Bandera Master Fund L.P.(1)	128,323	5.2%
Janel Corporation(2)	1,108,000	45.0%

Named Executive Officers, Directors and Nominees:
Timothy Brog	57,593	2.3%
Darren Seirer(3)	0	—%
Michael E. Mikolajczyk	31,456	1.3%
John Eidinger(4)	0	—%

All executive officers and directors as a group (4 persons)(5)	89,049	3.6%

(1)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D (the “Bandera 13D”), filed on August 19, 2022, with the SEC by Bandera Master Fund L.P. (“Bandera”), together with Bandera Partners LLC, Gregory Bylinsky and Jefferson Gramm, Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners (“Reporting Persons”) with respect to ownership of shares of our common stock. The Bandera 13D reflects that each of Bandera Master Fund L.P. and Bandera Partners has sole dispositive and voting power with respect to 128,323 of the reported shares, This amount does not include 3,021 shares that Jefferson Gramm has sole dispositive and voting power. Bandera reports on the Bandera 13D that each of Messrs. Bylinsky and Gramm as Managing Partners, Managing Directors and Portfolio Managers of Bandera Partners may be deemed to have shared power to vote or dispose of the shares owned by Bandera. Bandera reports on the Bandera 13D that no person other than the Reporting Persons have the right to receive or the power to direct the receipts of dividends from, or the proceeds from the sale of, our common stock. The principal business address of Bandera is 50 Broad Street, Suite 1820, New York, New York 10004.

(2)	The ownership information set forth in the table is based on information contained in a statement on Schedule 13D (the “Janel 13D”), filed on August 15, 2022, with the SEC by Janel, together with Oaxaca Group L.L.C. and Dominique Schulte, Chief Executive Officer, (“Reporting Persons”) with respect to ownership of shares of our common stock. The Janel 13D reflects that the Reporting Persons have shared dispositive and voting power with respect to 1,108,000 of the reported shares. The principal business address of Janel is 80 Eighth Avenue, New York, New York 10011.

(3)	Mr. Seirer is an Advisor to Janel Corporation and his spouse is a Director, President and Chief Executive Officer of Janel Corporation. Excludes the shares owned by Janel.

(4)	Mr. Eidinger is an Advisor to Janel Corporation. Excludes the shares owned by Janel.

(5) Excludes the shares owned by Janel.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and to provide us copies of these reports. Based solely on a review of the copies of these reports furnished to us and written representations that no other reports were required to be filed, we believe that all such filings applicable to our officers, directors and beneficial owners of greater than 10% of our common stock were made timely during the fiscal year ended December 31, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review, Approval or Ratification

We recognize that transactions between the Company and related persons present a potential for actual or perceived conflicts of interest. Our general policies with respect to such transactions are included in our Code of Ethics which is administered by our Audit Committee. All employees and members of our Board of Directors agree to be bound by the Code of Ethics. As a supplement to the Code of Ethics, the Audit Committee adopted a written policy setting out the procedures and standards to be followed for the identification and evaluation of “related party transactions.” For purposes of the policy, a related party transaction is any transaction or series of related transactions in excess of $120,000 in which we are a party and in which a “related person” has a material interest. Related persons include our directors, director nominees, executive officers, beneficial owners of 5% or more of any class of our voting securities and members of their immediate families. The Audit Committee has determined that certain transactions are deemed to be pre-approved under this policy. These include (i) transactions with another company in which the related person’s only interest is as a director or beneficial owner of less than 10% of the equity interests in that other company and (ii) certain compensation arrangements that have either been disclosed in our public filings with the SEC or approved by our Compensation Committee.

We collect information about potential related party transactions in our annual questionnaires completed by directors, executive officers and certain beneficial owners of 5% or more of any class of our voting securities. Potential related party transactions are first reviewed and assessed by our Acting Secretary to consider the materiality of the transactions and then reported to the Audit Committee. If a related party transaction is identified during the year, it is reported promptly to the Audit Committee. The Audit Committee reviews and considers all relevant information available to it about each related party transaction. A related party transaction is approved or ratified only if the Audit Committee determines that it is in, or is not inconsistent with, our best interests and those of our stockholders and is in compliance with the Code of Ethics.

ADDITIONAL INFORMATION

2023 Stockholder Proposals for Inclusion in the Proxy Statement

The 2022 Annual Meeting is approximately six months later than the Company has typically held its annual meeting. The Company expects to hold its 2023 Annual Meeting in June 2023. Therefore, any proposal that a stockholder intends to present for action at the 2023 Annual Meeting must have been received by the Company no later than February 15, 2023, in order for the proposal to be included in the proxy statement and form of proxy for the 2023 Annual Meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder. Such proposals should be sent to Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

Other Stockholder Proposals and Nominations

Our bylaws prescribe the procedures that a stockholder must follow to nominate persons for election to the Board of Directors at an annual meeting or to bring other business before an annual meeting (other than matters that have been included in our proxy statement for such meeting). Any nomination or proposed business that is not made in accordance with these procedures will be disregarded. The following summary of these procedures is qualified by reference to our bylaws, a copy of which may be obtained, without charge, from Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106.

A stockholder who intends to nominate a director for election or bring other business before the 2023 Annual Meeting must deliver timely written notice thereof to Timothy E. Brog, our Acting Secretary, at the address shown above and must be a stockholder of record at the time notice is delivered and entitled to vote at the 2023 Annual Meeting. Since the 2023 Annual Meeting is likely to be more than 30 days before December 22, 2022, notice must be so delivered by the 10th day following the day on which we first publicly announce the date of such annual meeting.

Any such notice must contain the information specified in the bylaws regarding the stockholder giving the notice and, as applicable, each person whom the stockholder wishes to nominate for election as a director and the other business proposed to be brought before the 2023 Annual Meeting.

With respect to stockholder proposals not included in the Company’s proxy statement for the 2023 Annual Meeting, the persons named in the Board of Directors’ proxy for such meeting will be entitled to exercise the discretionary voting power conferred by such proxy under the circumstances specified in Rule 14a-4(c) under the Exchange Act, including with respect to proposals not received by the Company within a reasonable time before the mailing of the proxy statement for the 2023 Annual Meeting.

“Householding” of Proxy Materials

We have delivered only one full copy of the proxy materials, to multiple stockholders who share an address, unless we received contrary instructions from the affected stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or, if applicable, the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. Beneficial owners should contact their bank, broker, trustee or other nominee and stockholders of record should submit their requests to: Timothy E. Brog, Acting Secretary, Rubicon Technology, Inc., 900 East Green Street, Bensenville, Illinois 60106, Telephone: (847) 295-7000. If you are a stockholder residing at a shared address and would like to request an additional copy of the notice or, if applicable, the proxy materials, with respect to future mailings, or to request to receive only one copy of the notice or proxy materials if you are currently receiving multiple copies, please send your request to the Acting Secretary at the address provided above.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CAN BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO TIMOTHY E. BROG, ACTING SECRETARY, RUBICON TECHNOLOGY, INC., 900 EAST GREEN STREET, BENSENVILLE, ILLINOIS 60106.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ TIMOTHY E. BROG
TIMOTHY E. BROG
ACTING SECRETARY

Bensenville, Illinois
November 23, 2022

RUBICON TECHNOLOGY INC 900 EAST GREEN STREET UNIT A BENSENVILLE, IL 60106

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 21, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on December 21, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	To elect one director to serve a three-year term;	☐	☐	☐

Nominee

Darren Seirer

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	To ratify the selection of Marcum LLP our independent registered public accounting firm for the fiscal year ending December 31, 2022; and	☐	☐	☐

3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers (Say-on-Pay).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K are available at www.proxyvote.com

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RUBICON TECHNOLOGY, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Timothy E. Brog, as proxy, with full power of substitution, to vote the undersigned’s shares of common stock of Rubicon Technology, Inc. at the annual meeting of stockholders to be held at 900 East Green Street Bensenville Illinois 60106, on December 22, 2022, at 9:00 a.m. local time, and at any adjournment, postponement or rescheduling thereof, on all matters coming before the annual meeting.

The proxy will vote your shares: (1) as you specify on the back of this proxy card, (2) as the Board of Directors recommends where you do not specify your voting instructions on Proposals 1, 2 and 3.

Continued and to be signed on reverse side